EXHIBIT (a)(1)(iii)

LETTER OF TRANSMITTAL

to Be Used to Tender Shares of

BLACKROCK FIXED INCOME VALUE OPPORTUNITIES

Pursuant to the Offer to Purchase

Dated February 24, 2014

THE EXPIRATION DATE AND WITHDRAWAL DEADLINE IS 4:00 P.M.,
EASTERN TIME, ON MONDAY, MARCH 24, 2014, UNLESS EXTENDED

     BNY Mellon Investment Servicing (US) Inc.
Attention: BlackRock Fixed Income Value Opportunities
P.O. Box 9819
Providence, Rhode Island 02940-8019
BlackRock Advisors, LLC
Telephone Information Number: 1-800-441-7762

Delivery to an address other than that shown above does not constitute valid delivery.

     This Letter of Transmittal is to be used only if the shareholder is a record owner of Shares who desires to effect the tender offer transaction himself or herself by transmitting the necessary documents to BNY Mellon Investment Servicing (US) Inc., the Fund’s transfer agent, and does not intend to request his or her broker or dealer to effect the transaction for him or her. A shareholder who holds Shares in a Merrill Lynch account or through a broker, dealer, commercial bank, trust company or other nominee is not the record owner and should instruct his or her financial advisor or such other nominee to effect the tender on his or her behalf.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby tenders to BlackRock Fixed Income Value Opportunities, a closed-end investment company organized under the laws of the State of Delaware (the “Fund”), some or all of its common shares of beneficial interest, par value $0.001 per share (the “Shares”) held by the undersigned, described and specified below, at a price equal to the net asset value (“NAV”) per Share calculated on the Expiration Date (as defined in the Offer to Purchase), in cash, upon the terms and conditions set forth in the Offer to Purchase dated February 24, 2014, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”).

     The undersigned hereby sells to the Fund all Shares tendered hereby that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints BNY Mellon Investment Servicing (US) Inc., (the “Transfer Agent”) as attorney in fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to present such Shares for cancellation of such Shares on the Fund’s books. The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Fund may not be required to purchase any of the Shares tendered hereby. In the case of Shares held in an investment account, the Transfer Agent will cancel the tender order and no Shares will be withdrawn from the account.

     The check for the purchase price for the tendered Shares purchased will be issued to the order of the undersigned and mailed to the address indicated in the “Description of Shares Tendered” table below.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

     1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be accompanied by a medallion signature guarantee. You can obtain a medallion signature guarantee stamp from a bank, securities dealer, securities broker, credit union, savings and loan association, national securities exchange or registered securities association. A notary public seal will not be acceptable. This Letter of Transmittal is to be used only if you may effect the tender offer transaction yourself and do not intend to request your broker or dealer to effect the transaction for you.

     2. Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal should be mailed or delivered to the Transfer Agent on or prior to the Expiration Date at the appropriate address set forth herein and must be received by the Transfer Agent prior to the Expiration Date.

     The method of delivery of all documents is at the election and risk of the tendering shareholder.

     3. Inadequate Space. If the space provided is inadequate, the number of Shares should be listed on a separate signed schedule attached hereto.

     4. Partial Tenders. If fewer than all of the Shares in your Investment Account submitted are to be tendered, fill in the number of Shares that are to be tendered in the column entitled “No. of Shares Tendered.” All Shares in your Investment Account are deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Authorization and Endorsements.

     (a) If the Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature(s) must correspond with the name(s) in which the Shares are registered.

(b) If the Shares are held of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

     (c) If any tendered Shares are registered in different names it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Shares.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed, no separate authorizations are required.

     (e) If this Letter of Transmittal or authorizations are signed by trustees, executors, administrators, guardians, attorneys in fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and must submit proper evidence satisfactory to the Fund of their authority so to act.

     6. Transfer Taxes. Transfer taxes may be applicable under certain circumstances. You should consult your own tax advisor for a complete description of the tax consequences to you of a sale of Shares pursuant to the Offer.

     7. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Shares or any particular shareholder, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. None of the Fund, BlackRock Advisors, LLC, the Transfer Agent, BlackRock Investments, LLC, or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     8. Important Tax Information. Under Federal income tax law, a shareholder whose tendered Shares are accepted for payment is required by law to provide the Transfer Agent (as payer) with his correct taxpayer identification number, which is accomplished by completing and signing the Signature Form.

DESCRIPTION OF SHARES TENDERED
(See Instructions 3 and 4)

Name(s) and Address(es) of Registered Holder(s) (Please Fill in Exactly the Name(s) in Which Shares Are Registered)	Shares Tendered (Attach additional schedules if necessary)
No. of Shares Tendered*

Account No.	Total Shares Tendered . . . . . . . .
*

To be completed by all tendering shareholders. If you desire to tender fewer than all Shares held in your account listed above, please indicate in this column the number of Shares you wish to tender. Otherwise, all Shares held in your account will be deemed to have been tendered.

SIGNATURE FORM
—SIGN HERE—
(See Instructions 1, 5 and 8)

Social Security No.
or Taxpayer Identification No. . . . . . . . . . . . .

Under penalty of perjury, I certify (1) that the number set forth above is my correct Social Security No. or Taxpayer Identification No. and (2) that I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject thereto as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject thereto.

Instruction: You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and you have not received a notice from the IRS that backup withholding has been terminated.

(Signature(s) of Owner(s) Exactly as Registered)
Date	, 2014

Name(s)

Address(es)

(Please Print)

Telephone Number ( )

Signature(s) Guaranteed**

**	Signatures must be accompanied by a medallion signature guarantee. You can obtain a medallion signature guarantee stamp from a bank, securities dealer, securities broker, credit union, savings and loan association, national securities exchange or registered securities association.